Exhibit 32(b)
Certification by the Chief Executive Officer Relating to
the Annual Report Containing Financial Statements
I, Paulo Basilio, Executive Vice President and Chief Financial Officer, of H. J. Heinz Company, a Pennsylvania corporation (the “Company”), hereby certify that, to my knowledge:

1.
The Company’s annual report on Form 10-K for the fiscal year ended April 28, 2013 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 9, 2013

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Chief Financial Officer